Exhibit 99.1

Contact:

David Gryska Sr. Vice President and Chief Financial Officer Celgene Corporation (908) 673-9059	Brian P. Gill Vice President, Global Corporate Communications Celgene Corporation (908) 673-9530

CELGENE WILL PROVIDE FOURTH QUARTER AND FULL-YEAR 2007 GUIDANCE
AT THE 26TH ANNUAL JP MORGAN HEALTHCARE CONFERENCE

Company will provide full-year 2008 guidance

SUMMIT, NJ – (December 20, 2007) – Celgene Corporation (NASDAQ: CELG) today announced Chief Executive Officer Sol J. Barer, Ph.D., will present fourth quarter and full-year 2007 and 2008 guidance during a presentation at the JP Morgan Healthcare Conference on Monday, January 7, 2008 at 11:30 am EST. The event will be webcast live and will be available in the investor relations section of the Company’s Web site at www.celgene.com.

Celgene Corporation, headquartered in Summit, New Jersey, is an integrated global pharmaceutical company engaged primarily in the discovery, development and commercialization of innovative therapies for the treatment of cancer and inflammatory diseases through gene and protein regulation. For more information, please visit the Company’s website at www.celgene.com.

This release contains forward-looking statements which are subject to known and unknown risks, delays, uncertainties and other factors not under the Company’s control, which may cause actual results, performance or achievements of the Company to be materially different from the results, performance or other expectations expressed or implied by these forward-looking statements. These factors include results of current or pending research and development activities, actions by the FDA and other regulatory authorities, and other factors described in the Company’s filings with the Securities and Exchange Commission such as our 10K, 10Q and 8K reports.

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